Exhibit 4.2

WAIVER AND FOURTH AMENDMENT TO INDENTURE

This WAIVER AND FOURTH AMENDMENT TO INDENTURE (this “Amendment”), is entered into as of August 12, 2020, by and among Full House Resorts, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein), and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

RECITALS

The Company, the Guarantors and the Trustee are parties to that certain Indenture, dated as of February 2, 2018, as amended by a First Amendment to Indenture dated as of June 20, 2018, as supplemented by a Supplemental Indenture dated as of July 13, 2018, as amended by a Second Amendment to Indenture dated as of May 10, 2019, and as further amended by a Waiver and Third Amendment to Indenture April 28, 2020 (as such document may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”).

The ongoing COVID-19 pandemic continues to adversely affect the Company’s casino businesses (the “COVID-19 Effects”).

As a result of the COVID-19 Effects, the Company may not be able to comply with Section 4.41 of the Indenture (Total Leverage Ratio) for the measurement period ending on June 30, 2020 (the “Total Leverage Ratio Covenant”).

On May 3, 2020, FHR-Colorado LLC, a Nevada limited liability company and Gaming Entertainment (Indiana) LLC, a Nevada limited liability company, received $2,212,300 and $3,939,900, respectively, in loans under the U.S. Small Business Administration’s Payroll Protection Program, commonly referred to as PPP Loans (the “PPP Loan Incurrence”).

As a result of the PPP Loan Incurrence the Company is not in compliance with Section 4.09 of the Indenture (Indebtedness).

The Company has requested that the Trustee, with the consent of the 100% of the Noteholders (the “Consenting Noteholders”), execute and deliver this Amendment.

The Company, with the consent of the Consenting Noteholders, desires to modify certain terms and conditions of the Indenture, and the parties hereto, with the consent of the Consenting Noteholders, are willing to agree to the modifications contained in this Amendment, and waive any potential non-compliance with the specified Indenture sections, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Defined Terms.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Indenture, as amended hereby.
2.Amendment.  Company and Trustee hereby amend the Indenture as set forth below:
(a)The following new defined terms are added to Article 1 of the Indenture in alphabetical order:

“PPP Legislation” means the Small Business Administration’s (“SBA”) Paycheck Protection Program created under Title I of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (Pub. L. No. 116-136 (H.R. 748)) (including, without limitation, rules, regulations, guidelines, requirements and directives thereunder or issued in connection therewith or in the implementation thereof, regardless of the date enacted, adopted, issued or implemented).

“PPP Lender” means Zions Bancorporation, N.A. dba Nevada State Bank (together with its successors and assigns).

“PPP Loan” means a loan made by a PPP Lender to the Company or any Restricted Subsidiary under the PPP Legislation.

“PPP Loan Depository Account” means a segregated depository bank account owned by the Company or any Restricted Subsidiary into which the proceeds of the PPP Loan are deposited.  Notwithstanding anything to the contrary contained herein or in any other Bond Document or Collateral Document, neither the Company nor any Restricted Subsidiary shall be required to enter into a control agreement with respect to the PPP Loan Depository Account in favor of Collateral Agent.

“PPP Payroll Costs” means (a) salary, wages, commissions, or tips, up to $100,000 (calculated on an annualized basis) per employee, (b) employee benefits including costs for vacation, parental, family, medical, or sick leave, allowance for separation or dismissal, payments required for the provisions of group health care benefits including insurance premiums and payment of any retirement benefit and (c) state and local taxes assessed on compensation.

“SBA” has the meaning set forth in the definition of PPP Legislation.

(b)The following new defined terms in Article 1 of the Indenture are hereby amended and restated as follows:

i.The definition of “Consolidated EBITDA” is hereby amended by inserting the following language at the end of such definition:

“Notwithstanding anything to the contrary herein, neither the proceeds of the PPP Loan nor any income associated with the forgiveness or cancellation of such PPP Loan shall be included in Consolidated EBITDA for any purpose.”

ii.The definition of “Consolidated Funded Indebtedness” is hereby amended by inserting the following language at the end of such definition:

“For the avoidance of doubt, the PPP Loan shall not be included for the purposes of calculating Consolidated Funded Indebtedness for the purposes of Section 4.41; provided that, anything to the contrary contained herein notwithstanding, any portion of the PPP Loan which is not forgiven under the terms of the PPP Legislation shall constitute Consolidated Funded Indebtedness, including any portion of the PPP Loan to the extent the Company or any Restricted Subsidiary has (x) made a determination that such portion of the PPP Loan is not forgivable under the PPP Legislation, (y) received notice from its PPP Lender or any Governmental Authority that such portion of the PPP Loan is not forgiven under the terms of the PPP Legislation or (z) not included such portion of the PPP Loan in an application for forgiveness in form and substance required by, and submitted pursuant to, the PPP Legislation within the time period specified in Section 4.47(d).”

iii.The definition of “Consolidated Net Income” is hereby amended by inserting the following language at the end of such definition:

“Notwithstanding anything to the contrary herein, neither the proceeds of the PPP Loan nor any income associated with the forgiveness or cancellation of such PPP Loan shall be included in Consolidated Net Income for any purpose.”

iv.The definition of “Indebtedness” is hereby amended by inserting the following language at the end of such definition:

“Notwithstanding anything to the contrary in this definition or elsewhere in this Indenture, the PPP Loan shall not constitute Indebtedness solely for the purposes of Section 4.41; provided that, anything to the contrary contained herein notwithstanding, any portion of the PPP Loan which is not forgiven under the terms of the PPP Legislation shall constitute Indebtedness for purposes of Section 4.41, including any portion of the PPP Loan to the extent the Company or any Restricted Subsidiary has (x) made a determination that such portion of the PPP Loan is not forgivable under the PPP Legislation, (y) received notice from its PPP Lender or any Governmental Authority that such portion of the PPP Loan is not forgiven under the terms of the PPP Legislation or (z) not included such portion of the PPP Loan in an application for forgiveness in form and substance required by, and submitted pursuant to, the PPP Legislation within the time period specified in Section 4.47(d).”

v.The definition of “Obligations” is hereby amended by inserting the following language at the end of such definition:

“The parties hereto acknowledge and agree that the PPP Loan shall not constitute Obligations hereunder and shall not be secured by the Collateral.”

vi.The definition of “Total Leverage Ratio” is hereby amended by inserting the following language at the end of such definition:

“Notwithstanding anything to the contrary in this definition or elsewhere in this Indenture, the PPP Loan shall not constitute Consolidated Funded Indebtedness solely for the purposes of Section 4.41; provided that, anything to the contrary contained herein notwithstanding, any portion of the PPP Loan which is not forgiven under the terms of the PPP Legislation shall constitute Consolidated Funded Indebtedness for purposes of Section 4.41, including any portion of the PPP Loan to the extent the Company or any Restricted Subsidiary has (x) made a determination that such portion of the PPP Loan is not forgivable under the PPP Legislation, (y) received notice from its PPP Lender or any Governmental Authority that such portion of the PPP Loan is not forgiven under the terms of the PPP Legislation or (z) not included such portion of the PPP Loan in an application for forgiveness in form and substance required by, and submitted pursuant to, the PPP Legislation within the time period specified in Section 4.47(d).”

(a)Section 3.07(b) of the Indenture is amended by deleting and replacing the table therein with the following table:

Time Periods	Percentage
On or after February 2, 2020 to February 1, 2021	101.900%
On or after February 2, 2021 to February 1, 2022	100.900%
On or after February 2, 2022	100.400%

(c)The last sentence of Section 4.01(a) is amended and restated in its entirety as follows:

“Any payment of the Notes at maturity (but, for the avoidance of doubt, not any optional redemption pursuant to Section 3.07(b)) shall be accompanied by a fee to the Holders, earned in full on the date of this Amendment, of 0.40% of the aggregate principal amount of the Notes repaid, payable on the date of repayment.”

(d)Section 4.09 of the Indenture is amended by adding the following new clause (k) to the end thereof:

“(k) unsecured Indebtedness in an aggregate principal amount not to exceed $6,152,200 at any time outstanding in respect of the PPP Loans made to the Company or any Restricted Subsidiary under the PPP Legislation.”

(e)Section 4.41 of the Indenture is amended by deleting the requirement that the Company comply with the Total Leverage Ratio of 5.75:1.00 as of the last day of the fiscal quarters ended June 30, 2020.  Notwithstanding the foregoing, compliance with the Total Leverage Ratio of 5.75:1.00 as of the last day of the fiscal quarters ended June 30, 2020 shall continue to apply for any section or provision of the Indenture that requires pro forma compliance with the Total Leverage Ratio as a condition to availability of any basket or exception.”

(f)Article 4 of the Indenture is amended by adding the following new Section 4.47 to the end thereof.

“Section 4.47PPP Loan.

(a)The Company and any Restricted Subsidiary shall use the proceeds of the PPP Loan exclusively for eligible purposes under the PPP Legislation.

(b)The Company and any Restricted Subsidiary shall comply in all material respects with the terms of the PPP Legislation.

(c)No later than 15 days prior to the commencement of repayment of the PPP Loan, the Company shall submit a request for forgiveness of the PPP Loan to the PPP Lender and provide a copy of the relevant application to the Collateral Agent.

(d)The Company and each Restricted Subsidiary agrees that it will not make any claim that Collateral Agent has rendered advisory services of any nature or respect in connection with respect to the PPP Loan, PPP Legislation or the process leading thereto.

(e)Other than as a result of the forgiveness of the PPP Loan by the PPP Lender in accordance with the PPP Legislation, the Company and any Restricted

Subsidiary shall not make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of the PPP Loan, or refund, refinance, replace or exchange any other Indebtedness for the PPP Loan, unless required to do so by the SBA or any other Governmental Authorities.

(f)At any time that funds remain in the PPP Loan Depository Account, neither the Company or any Restricted Subsidiary shall pay any PPP Payroll Costs using any source other than the proceeds of funds on deposit in the PPP Loan Depository Account.”

(g)Section 6.01 of the Indenture is amended by adding the following new clause (o) to the end thereof.

“(o)PPP Loan. Any event or condition (including a default or event of default) that results in the PPP Loan becoming due prior to its scheduled maturity or that enables or permits the holder or holder thereof to declare the PPP Loan to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.”

3.Acknowledgement and Waiver.  Subject to the terms of this Amendment, the Trustee and the Consenting Noteholders hereby agree the PPP Loan Incurrence does not, by itself, constitute a Default under Section 4.09 of the Indenture, and the Trustee and Consenting Noteholders waive any potential non-compliance with Section 4.09 of the Indenture as a result of the PPP Loan Incurrence.
4.Ratification.  Except as specifically modified hereby, the Indenture, the Bond Documents, and the Collateral Documents shall remain in full force and effect and are hereby ratified and confirmed.
5.Conditions Precedent. This Amendment shall be effective upon the execution and delivery of this Amendment by all parties hereto, together with all of the following:
(a)With respect to each beneficial owner on whose behalf Cede & Co. has executed a Consent of Noteholder consenting to this Amendment, the Company shall have paid directly to such beneficial owner a consent fee in an amount equal to 0.75% of the face amount of Notes held by such Holder.
(b)No Event of Default or Default shall have occurred and be continuing on the date hereof (except as waived pursuant to the terms of this Amendment), or would exist after giving effect to this Amendment.
(c)The Consenting Noteholders shall have directed Cede & Co. to execute a Consent of Noteholder consenting to this Amendment, and Cede & Co. shall have executed such consents on behalf of the Holders.
(d)The Company shall have delivered copies of the primary documents evidencing the PPP Loans.

The Trustee shall be entitled to conclusively rely upon the Officers’ Certificate of the Company that all conditions precedent have been satisfied, and shall have no duty to verify the satisfaction of the foregoing conditions.

6.Counterparts.  This Amendment may be executed in any number of counterparts, by electronic or other means, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement.
7.Governing Law.  This Amendment shall be governed exclusively by and construed in accordance with the laws of the State of New York.  Each of the Company and Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment, the Indenture, the Notes, or the transactions contemplated hereby.
8.The Trustee.  The recitals contained herein, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amendment. In the performance of its obligations hereunder, the Trustee shall be provided with all rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Indenture.

[Signatures to follow]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment as of the date set forth above.

COMPANY:

FULL HOUSE RESORTS, INC.

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Senior Vice President and Chief Financial Officer

GUARANTORS:

FULL HOUSE SUBSIDIARY, INC.

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

FULL HOUSE SUBSIDIARY II, INC.

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

STOCKMAN’S CASINO

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

GAMING ENTERTAINMENT (INDIANA) LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

GAMING ENTERTAINMENT (NEVADA) LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

SILVER SLIPPER CASINO VENTURE LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

GAMING ENTERTAINMENT (KENTUCKY) LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

RICHARD & LOUISE JOHNSON, LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

FHR-COLORADO LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

FHR-ATLAS LLC

By:    /s/ Lewis Fanger
Name:  Lewis Fanger
Title:    Vice President and Treasurer

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:    /s/ Quinton M. DePompolo
Name:  Quinton M. DePompolo
Title:    Banking Officer

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:    /s/ Quinton M. DePompolo
Name:  Quinton M. DePompolo
Title:    Banking Officer